UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2021

THE OLB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52994	13-4188568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue, Suite 1700, New York, NY	10166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 278-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OLB	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on November 2, 2021, The OLB Group Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”)with certain institutional accredited investors (the “Investors”) pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), (i) 1,969,091 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants (the “Prefunded Warrants”) exercisable for a total of 2,576,364 shares of Common Stock (the “Prefunded Warrant Shares”) with an exercise price of $0.0001 per Prefunded Warrant Share, and (iii) warrants (the “Common Warrants”) exercisable for a total of 4,545,455 shares of Common Stock (the “Common Warrant Shares” and together with the Prefunded Warrant Shares, the “Warrant Shares”) with an exercise price of $6.50 per Common Warrant Share. The offering closed on November 5, 2021 and the Company issued the Shares and executed and delivered the Prefunded Warrants and the Common Warrants. The purchase price of each share of Common Stock and associated Common Warrant was $5.50 and the purchase price of each Prefunded Warrant and associated Common Warrant was $5.4999. Subject to certain ownership limitations, the Common Warrants are immediately exercisable upon issuance and will expire on the five year anniversary of the effective date of the initial registration statement filed under the Registration Rights Agreement (as defined below). The Prefunded Warrants are immediately exercisable upon issuance and may be exercised at any time until all of the Prefunded Warrants are exercised in full.

From the offering, the Company received net proceeds of approximately $22.9 million, after deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the offering to invest in or acquire companies or technologies that are synergistic with or complimentary to its business, to expand and market its current products and for working capital and general corporate purposes.

In connection with the offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will prepare and file with the Securities and Exchange Commission one or more registration statements to register for resale the Shares and the Warrant Shares.

The securities issued in the offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and, until so registered, the securities may not be offered or sold absent registration or availability of an applicable exemption from registration.

The terms of the Purchase Agreement, the Warrants and the Registration Rights Agreement were described in the Current Report on Form 8-K filed by the Company on November 3, 2021.

Item 3.02  Unregistered Sales of Equity Securities

The information contained above in Item 1.01 related to the Shares and Warrants is hereby incorporated by reference into this Item 3.02. The Shares and Warrants were sold and, upon exercise, the Warrant Shares will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Item 8.01 Other Events.

On November 8, 2021, the Company issued a press release announcing the closing of the offering, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 8, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2021

THE OLB GROUP, INC.

By:	/s/ Ronny Yakov
Name:	Ronny Yakov
Title:	Chief Executive Officer

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